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                                                                         EXHIBIT

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P. H. Glatfelter Company:


We hereby consent to the incorporation by reference in the Registration Statement of P. H. Glatfelter Company on Form S-8 (Registration No. 33-24858) of our report dated February 18, 1994 on the financial statements of the P. H. Glatfelter Company Employee Stock Purchase Plan (the "Plan"), appearing in the Annual Report of the Plan on Form 11-K for the year ended December 31, 1993.



/s/ DELOITTE & TOUCHE
Philadelphia, Pennsylvania
February 18, 1994